** PLEASE READ CAREFULLY ** Dear Borrower, we are glad to welcome you to our unique financing program. The program will go into effect immediately after you return a signed agreement and will continue to be in effect until we receive the full loan repayment Amount according to this agreement. After we receive the full agreed upon loan repayment amount, we will close off your account and deliver to you a $0 balance letter. In order to assure the maintenance and servicing of your account, please keep our contact information in your contacts for any service or maintenance request: Please note due to the large number of loan accounts we service; administrative errors may occasionally result in our daily ACH debits. If you believe your account was erroneously debited, you agree to contact us immediately to notify us about the erroneous debits. We also require an active point of contact during the duration of the agreement. By providing your contact information below you agree to be contacted in regard to your account during the duration of the agreement. REFERRAL/AFFILIATE DISCLOSURE Name(s) of Affiliate(s) who arranged this transaction for you: Business Name(s): Email Address(es): Phone Number(s): Have there been any other financial products offered to you in conjunction with this financing agreement? Yes or No? If yes, please describe those other financial products (some examples may include but may not be limited to SBA loans, term loans, lines of credit, cash advance, equipment financing, real estate loans, etc.): By signing below, you certify that the above information is true and correct. Owner 1 Signature: Print name: Date: Please contact us to update if your contact information changes. Contact Name: Cell (for text messages): Email: Emergency secondary contact (*required): Please note all necessary information in regards to reaching you or your staff, in case of a problem: If we experience any issues with your account and we cannot reach you or your point of contact, we will enforce all legal remedies available to us, under the Agreement. We are always available to assist you with any service request that you may need. In order to prevent any unnecessary interruptions please make sure to call us as soon as any problems with your business arise. ** WE WILL NOT PROCEED WITH FUNDING IF THIS DOCUMENT IS LEFT BLANK ** MARK HEINEN N/A MARK.HEINEN@FLYVOLATO.COM MATT.LIOTA@FLYVOLATO.COM PLEASE FIRST CALL MARK, THEN MATT THEN MAIN NUMBER RICHARD BRICK KINGDON KAPITAL Richard@kingdomkapital.com> 248-564-6408 NA N/A Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473AD 7/25/2024MATTHEW DENNIS LIOTTA AF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

INFORMATION DISCLOSURE FORM (All information must be provided in order to release funds) CONTRACTUAL FUNDING INFORMATION Loan Amount $4,000,000.00 BUSINESS INFORMATION Legal Business Name: VOLATO, INC. ET AL SEE ADDENDUM Business DBA: VOLATO Address: 1954 AIRPORT ROAD SUITE 124 City: Chamblee State: GA Zip: 30341 Business Phone: Business E-Mail: Use of Funds: Time in Business: Tax ID: 86-1320997 Emergency Contact Info: Name: Number: List all additional locations associated to business. Does the company currently have any open/unsatisified advances? List which companies/balances. Does the company have any active or pending litigation/ judgements/ liens/ tax obligations? There is a Texas tax lien that has been paid, but may not yet be resolved by the state. We have a pending arbitration that is in the process of settlement (company will receive approximately $20,000). We have received a demand letter in the amount of approximately $170,000 from a vendor; we dispute the amount owed and no litigation has yet been filed. Other financing liens described in the Agreement. Landlord Contact Info: Name: Number: BANK ACCOUNT INFORMATION (list all accounts below) Bank name: Account Number: Routing Number: OFFICERS INFORMATION Owner 1 - Full Name: MATTHEW DENNIS LIOTTA DOB: Social Security #: Business Phone #: Address: City: State: Zip: Personal E-mail Address: Ownership %: Signature: Date: CREDIT DISCLOSURE The above information is warranted to be true and correct. We hereby authorize TVT CAPITAL SOURCE LLC its assigns, agents, bank, servicer or financial institution to verify and collect information on us, included but not limited to bank references, trade credit references, and/or commercial credit reports. In compliance with the FAIR CREDIT REPORTING ACT, this is to inform you that you are authorizing this organization and/or its suppliers to obtain a consume and/or business profile credit report. Owner 1 Signature: Print Name: MATTHEW DENNIS LIOTTA Date: 844-399-8998 Working Capial 3-5 YEARS MARK HEINEN 404-868-4095 N/A 01/26/1978 N/A 470-568-3238 1954 AIRPORT ROAD SUITE 124 N/A CHAMBLEE GA 30341 MATT.LIOTA@FLYVOLATO.COM Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473AD N/A 7/25/2024 accounting@flyvolato.com 7/25/2024 AF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

Borrower: VOLATO, INC. ET AL SEE ADDENDUM Loan # 1005064708 This Business Loan and Security Agreement (as amended, modified or restated, the "Agreement"), together with the attached Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits) (as amended, modified or restated, "Authorization Agreement"), as amended, modified or restated (collectively the "Agreement") governs your business loan ("Loan") made by the Borrower as of the Effective Date (defined below). Please read this Agreement and keep it for your reference. In this Agreement, the words "you", "your" and "Borrower" each mean the Borrower identified on the signature page of this Agreement. Each Person identified on the signature page of this Business Loan and Security Agreement as a "Guarantor" (including any Secured Guarantor as herein defined) shall be referred to individually as "Guarantor" and collectively as "Guarantors" in this Agreement. The words "Lender", "we", "us", and "our" each mean VOLATO, INC. ET AL SEE ADDENDUM, and its successors and assigns. "Person" means an individual, corporation, association, partnership, an estate, a trust and any other entity or organization. Each disbursement of the Loan is an "Advance." If you have any questions, please call us at 385-444-7518 (we have support available Monday - Friday 9am - 6pm ET) or email info@achcapital.com. YOUR LOAN DETAILS Borrower: VOLATO, INC. ET AL SEE ADDENDUM Borrower's Address: 1954 AIRPORT ROAD, Chamblee, GA, 30341 Lender: TVT Capital Source LLC Address for Lender: 881 Baxter Drive STE 100, South Jordan, UT, 84095 Email (info@achcapital.com) AUTHORIZED SIGNER (s): MATTHEW DENNIS LIOTTA Address(es) for Guarantor(s): AUTHROZED SIGNER: MATTHEW DENNIS LIOTTA Address(es) for AUTHROZED SIGNER: Loan Amount: $ 4,000,000.00 Origination Fee: (Deducted at time of disbursement) $ 200,000.00 Advance Amount: (Loan Amount less Origination Fee) Note that the Advance Amount may not be the amount deposited to your Designated Checking Account. The amount that will be deposited to your Designated Checking Account will be reduced by any amounts owed to Lender from any prior Advance, indebtedness, or loan, or may be used to pay off an amount owed to a third-party creditor. $ 3,800,000.00 Maturity Date: 01/28/2025 Weekly Payment Amount: (Business Days only) Payment Schedule: The term "Business Day" means any Monday through Friday, except for Federal Reserve holidays. $ 207,142.86 28 payments of $ 207,142.86 due each Business Day immediately following the date disbursement of the Advance Amount is initiated by Lender (in the case of any Advance or loan with a Daily Payment Amount) or the same day each week as the day of the week disbursement of the Advance Amount is initiated by Lender beginning seven (7) days after the Advance Amount is initiated (in the case of any Advance or loan with a Weekday Payment Amount). Total Interest Expense: (Does not include any costs, expenses or Fees) $ 1,800,000.00 Total Repayment Amount: (Loan Amount plus Total Interest Expense) $ 5,800,000.00 Page 3 4861-9113-7893.v10 Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473AD 1954 AIRPORT ROAD SUIT 124 CHAMBLEE GA 30341 1954 AIRPORT ROAD SUIT 124 CHAMBLEE GA 30341 AF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT SUPPLEMENT This Business Loan and Security Agreement Supplement is part of (and incorporated by reference into) the Business Loan and Security Agreement. Borrower should keep this important legal document for Borrower's records. OTHER FEES (CONT'D) Other Fees: Professional Service Fee: $ Funding Fee: $ 0.00 Bank Change Fee: $ 50.00 Notary Fee: $ 150.00 Non-Sufficient Funds (NSF) Fee: $ 35.00 Stopped Payment Fee: $ 150.00 Default Fee: 15% Credit Fee: $50.00 UCC Filing Fee: $ 150.00 Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT SUPPLEMENT The calculations below involve certain key assumptions about this Loan, including that the Loan is paid off in its entirety according to the agreed payment schedule and that no repayments are missed. Loan Amount $ 4,000,000.00 Disbursement Amount (minus fees withheld) $ 3,800,000.00 Repayment Amount $ 5,800,000.00 Term 7 Months (repaid Weekly) METRIC METRIC CALCULATION METRIC EXPLANATION Total Cost of Capital $2,000,000.00 Interest Expense: $1,800,000.00 Loan Fee: $ Origination Fee: $200,000.00 Other Fees: $ Total Cost of Capital: $ 2,000,000.00 This is the total amount that you will pay in interest or Loan Fees and other fees for the Loan. The amount does not include fees and other charges you can avoid, such as late payment fees and returned payment fees.2 Annual Percentage Rate (APR)3 165.69% Your Loan will have $207,142.86 Weekly payments of: APR: 165.69% This is the cost of the Loan – including total interest or Loan Fees and other fees – expressed as a yearly rate. APR takes into account the amount and timing of capital you receive, fees you pay, and the periodic payments you make. While APR can be used for comparison purposes, it is not an interest rate and is not used to calculate your interest expense or Loan Fee. Average Monthly Payment $ 828,571.43 Repayment Amount: $ 5,800,000.00 Term (in months): ÷ 7 Months Average Monthly Payment: $ 828,571.43 This is the average monthly repayment amount of the Loan, which does not include fees and other charges you can avoid, such as late payment fees and returned payment fees.2 The actual repayment frequency for the Loan will be Weekly. This is an estimate for comparison purposes only. Cents on the Dollar (excluding fees) 45¢ Interest Expense or $1,800,000.00 Loan Fee: Loan Amount: ÷ $4,000,000.00 Cents on the Dollar 45¢ This is the total amount of interest or Loan Fee paid per dollar borrowed. This amount is exclusive of fees. (excluding fees): Prepayment Does prepayment of this Loan result in any new fees or charges? No (see "Prepayment" above) Does prepayment of this Loan decrease the total interest or Loan Fees owed? Yes (see "Prepayment" above for the interest or fee reduction amount) 1 The Disbursement Amount is the amount of capital that a business receives and may be different from the Loan Amount. The Disbursement Amount is net of fees withheld from the Loan Amount. A portion of the Disbursement Amount may be used to pay off any amounts owed from a prior loan or an amount owed to a third party. 2 Your business may incur other fees that are not a condition of borrowing, such as late payment fees, returned payment fees, or monthly maintenance fees. Those fees are not reflected here. See the agreement for details on these fees (see "Other Fees" above). Fees not included in Other Fees above shall not be charged.1 3 APR should be considered in conjunction with the Total Cost of Capital. APR may be most useful when comparing financing solutions of similar expected duration. APR is calculated here according to the principles of 12 C.F.R. § 1026 (Regulation Z), using 52 payment periods of equal length and 52 payment dates per year for weekly pay products, and 252 payment dates per year for daily pay products. Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT SUPPLEMENT CERTAIN DISCLOSURES Loan Pricing Disclosure Lender uses a system of risk-based pricing to determine interest charges and fees. Risk- based pricing is a system that evaluates the risk factors of your application and adjusts the interest rate up or down based on this risk evaluation. Although Lender believes that its loan process provides expedited turnaround time and efficient access to capital, this loan may be a higher cost loan than loans that may be available through other lenders. Loan For Specific Purposes Only The proceeds of the requested Loan may solely be used for the specific purposes as set forth in the Use of Proceeds Certification of the Business Loan and Security Agreement. IN ADDITION, THE LOAN WILL NOT BE USED FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. Borrower understands that Borrower's agreement not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon entities making loans for consumer/personal purposes, and certain important rights conferred upon consumers, pursuant to federal or state law will not apply to this transaction. Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT 1. INTRODUCTION. This Business Loan and Security Agreement (together with the accompanying Business Loan and Security Agreement Supplement and the accompanying Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits), this "Agreement") governs your business loan ("Loan") made by TVT CAPITAL SOURCE LLC. Please read it and keep it for your reference. In this Agreement, the words "you", "your" and "Borrower" mean the Borrower identified on the signature page of this Business Loan and Security Agreement. Each Guarantor identified on the signature page of this Business Loan and Security Agreement shall be referred to individually as "Guarantor" and collectively as "Guarantors" in this Agreement. The words "Lender", "we", "us", and "our" mean TVT CAPITAL SOURCE LLC or its successor(s) and assign(s). For the avoidance of doubt, Borrower and Guarantor shall not be construed to include any Excluded SPE existing as of the Effective Date of this Agreement, or any Excluded SPE formed after the Effective Date. Excluded SPE means any other entity which is formed by Borrower or Guarantor in the ordinary course of business for the sole purpose of acquiring, holding, receiving, or transferring title to aircraft for the benefit of Borrower or Guarantor customers. 2. EFFECTIVE DATE. This Agreement begins on the date we accept this Agreement in Utah, which shall include written notice to Borrower of such acceptance. Borrower reserves the right to rescind this Agreement at any time prior to receipt of such written notice. Notwithstanding anything in this Agreement to the contrary, either party may rescind this Agreement upon written notice to the other party if disbursement of amounts to Borrower has not occurred within two (2) business days of Borrower’s execution of this Agreement. Upon such recission, the Agreement will be void ab initio, and neither party will have any obligation or liability to the other party hereunder. 3. AUTHORIZATION. Borrower agrees that the Loan made by Lender to Borrower shall be conclusively deemed to have been authorized by Borrower and to have been made pursuant to a duly authorized request on its behalf. 4. LOAN FOR SPECIFIC PURPOSES ONLY. The proceeds of the requested Loan may solely be used for the specific purposes as set forth in the Use of Proceeds Certification contained in Section 50 below, and not for any other purposes. In addition, the Loan will not be used for personal, family or household purposes, and Borrower and Guarantors are forever estopped from taking the position that such Loan (including Advances) are or were used for such personal, family or household purposes. Borrower understands that Borrower's agreement not to use the Loan proceeds for personal, family or household purposes means that certain important duties imposed upon entities making loans for personal, family or household purposes, and certain important rights conferred upon such persons, pursuant to federal or state law will not apply to the Loan or the Agreement. Borrower also understands that Lender will be unable to confirm whether the use of the Loan conforms to this section. Borrower agrees that a breach by Borrower of the provisions of this section will not affect Lender's right to (i) enforce Borrower's promise to pay for all amounts owed under this Agreement, regardless of the purpose for which the Loan is in fact obtained or (ii) use any remedy legally available to Lender, even if that remedy would not have been available had the Loan been made for personal, family or household purposes. 5. DISBURSEMENT OF LOAN PROCEEDS AND MAINTENANCE OF BORROWER'S BANK ACCOUNT. If Borrower applied and was approved for a Loan, Borrower's Loan will be disbursed upon approval as provided in the accompanying Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits). Borrower agrees to maintain Direct Payments (ACH Debits) in its operating account which is the account that was reviewed in conjunction with underwriting and approval of this Loan (including keeping such account open until the Total Repayment Amount had been completely repaid). Borrower agrees that the Loan made by Lender to Borrower may not be returned except at Lender's sole discretion. 6. PROMISE TO PAY. Borrower agrees to pay Lender the Total Repayment Amount shown in the accompanying Business Loan and Security Agreement Supplement in accordance with the Payment Schedule shown in the accompanying Business Loan and Security Agreement Supplement. Borrower agrees to enroll in Lender's Automatic Payment Plan and authorizes Lender to collect required payments as provided in the accompanying Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits). If required by Lender, Borrower further agrees and authorizes Lender or its servicer to collect required payments from a transfer account established pursuant to certain Transfer Account Loan Documentation that will be provided by Lender in connection with this Business Loan and Security Agreement if applicable. The foregoing shall not apply to any escrow accounts, or restricted cash accounts established by Borrower solely in connection with aircraft purchase transactions. 7. ALTERNATIVE PAYMENT METHODS. If Borrower knows that for any reason Lender will be unable to process a payment under Lender's Automatic Payment Plan, then Borrower must either restore sufficient funds such that the missed payment can be collected as provided in the accompanying Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits), or promptly mail or deliver a check to Lender in the amount of the missed payment or, if offered, make the missed payment by any pay- by-phone or on-line service that Lender may make available from time to time. If Borrower elects to send payments on Borrower's Account by postal mail, then Borrower agrees to send such payments to TVT CAPITAL SOURCE LLC Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT to 8791 South Redwood Road, Suite 200, West Jordan, UT 84088, Attn: Customer Service. All alternative payments must be made in good funds by check, money order, wire transfer, automatic transfer from an account at an institution offering such service, or other instrument in U.S. Dollars. Borrower understands and agrees that payments made at any other address than as specified by Lender may result in a delay in processing and/or crediting. Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT If Borrower makes an alternative payment on Borrower's Loan by mail or by any pay-by-phone or on-line service that Lender makes available while Borrower is enrolled in the Automatic Payment Plan, Lender may treat such payment as an additional payment and continue to process Borrower's scheduled Automatic Payment Plan payments or may reduce any scheduled Automatic Payment Plan payment by the amount of any such additional payment received. 8. APPLICATION OF PAYMENTS. Subject to applicable law, Lender reserves the right to allocate and apply payments received on Borrower's Loan between principal, interest and fees in any manner Lender chooses in Lender's sole discretion it being understood and agreed that any fees and interest will generally be paid during the earlier portion of the term. 9. POSTDATED CHECKS, RESTRICTED ENDORSEMENT CHECKS AND OTHER DISPUTED OR QUALIFIED PAYMENTS. Lender can accept late, postdated or partial payments without losing any of Lender's rights under this Agreement (a postdated check is a check dated later than the day it was actually presented for payment). Lender is under no obligation to hold a postdated check and Lender reserves the right to process every item presented as if dated the same date received by Lender or Lender's check processor unless Borrower gives Lender adequate notice and a reasonable opportunity to act on it. Except where such notice and opportunity is given, Borrower may not hold Lender liable for depositing any postdated check. Borrower agrees not to send Lender partial payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement. All notices and written communications concerning postdated checks, restricted endorsement checks (including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount) or any other disputed, nonconforming or qualified payments, must be mailed or delivered to TVT CAPITAL SOURCE LLC, 881 Baxter Drive STE 100, South Jordan, UT, 84095, Attn: Customer Service. 10. PREPAYMENT. Borrower may prepay Borrower's Loan in whole on any Business day by paying Lender the sum total of the Total Repayment Amount, any Returned Payment Fees, and any Late Fees, in each case as described in the accompanying Business Loan and Security Agreement Supplement less (i) the amount of any Loan payments made prior to such prepayment and (ii) the product of (x) the percentage identified as the applicable Prepayment Interest Reduction Percentage in the accompanying Business Loan and Security Agreement Supplement; and (y) the aggregate amount of unpaid interest remaining on the Borrower's Loan as of such date as determined by Lender's records in accordance with Section 8. Borrower may prepay Borrower's Loan in part on any Business day and such payment shall be applied against the Total Repayment Amount, any Returned Payment Fees, and any Late Fees, in each case as described in the accompanying Business Loan and Security Agreement Supplement. 11. SECURITY INTEREST. Except as excluded herein, Borrower hereby grants to Lender, the secured party hereunder, a continuing security interest in and to any and all "Collateral" as described below to secure payment and performance of all debts, liabilities and obligations of Borrower to Lender hereunder of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, related to the Loan described in this Agreement, whether or not contemplated by the parties at the time of the granting of this security interest, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, and includes obligations to perform acts and refrain from taking action as well as obligations to pay money including, without limitation, all interest, other fees and expenses (all hereinafter called "Obligations"). The Collateral includes the following property that Borrower (or Guarantor, if applicable, pursuant to Section 12) now owns or shall acquire or create immediately upon the acquisition or creation thereof: (i) any and all amounts owing to Borrower now or in the future from any merchant processor(s) processing charges made by customers of Borrower via credit card or debit card transactions; and (ii) all other tangible and intangible personal property, including, but not limited to (a) cash and cash equivalents, (b) inventory, accounts, security entitlements, commodity contracts and commodity accounts, (e) instruments, including promissory notes (f) chattel paper, including tangible chattel paper and electronic chattel paper, (g) documents, (h) letter of credit rights, (i) accounts, including health-care insurance receivables, (j) deposit accounts, (k) commercial tort claims, (l) general intangibles, including payment intangibles and software and (m) as-extracted collateral as such terms may from time to time be defined in the Uniform Commercial Code. The security interest Borrower (or Guarantor, if applicable, pursuant to Section 12) grants includes all accessions, attachments, accessories, parts, supplies and replacements for the Collateral, all products, proceeds and collections thereof and all records and data relating thereto. Lender disclaims any security interest in household goods Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT in which Lender is forbidden by law from taking a security interest. Notwithstanding the foregoing, Collateral shall not include any of (i) Borrower’s contracts for the purchase of aircraft; (ii) any fixed or capital assets owned by any Borrower that is subject to a purchase money security interest or a capital lease if the documentation pursuant to which such lien is granted (or in the documentation providing for such capital lease) prohibits or requires the consent of any third party as a condition to the creation of any other lien on such equipment and (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); (iv) any contract rights or licenses of Borrower that by their terms are not assignable by Borrower without the consent of any third party, and (v) any ownership interest in any Excluded SPE or Excluded SPE assets. Further, the parties acknowledge that SAC LEASING V280, LLC and its permitted assigns (collectively and individually “SAC”) has a first-priority security on certain purchase agreements of Borrower for the purchase of G280 aircraft pursuant to a Pre-delivery Payment Agreement and related assignments (collectively, the “G280 Finance Agreement”). The Collateral and Obligations hereunder shall further not include (a) obligations related to the G280 Finance Agreement, (b) any collateral pledged to, or amounts otherwise owed to or held by, SAC under the G280 Finance Agreement, (c) obligations or collateral rights that would interfere with SAC’s rights under the G280 Finance Agreement, (d) customer deposits held by or on behalf of Borrower for G280 whole aircraft or fractional ownership program; (e) the proceeds of any Borrower sale of G280 aircraft or G280 aircraft fractional program interests to the extent such proceeds are subject to Borrower’s financing agreements with third-party senior secured lenders existing prior to the date hereof; and (f) funds paid or held by or on behalf of Borrower for Borrower’s purchase of G280 aircraft pursuant to purchase or finance agreements. To the extent this Agreement conflicts with any term of the G280 Finance Agreement, the G280 Finance Agreement shall prevail and the conflicting terms in this Agreement shall be void ab initio. 12. PROTECTING THE SECURITY INTEREST. Borrower agrees that Lender and/or Lender's Representative may file any financing statement, lien entry form or other document Lender and/or Lender's Representative requires in order to perfect, amend or continue Lender's security interest in the Collateral and Borrower agrees to cooperate with Lender and Lender's Representative as may be necessary to accomplish said filing and to do whatever Lender and Lender's Representative deems reasonably necessary to protect Lender's security interest in the Collateral. Borrower and Guarantor each agree that, if any Guarantor is a corporate entity, then Lender or Lender's Representative may file any financing statement, lien entry form or other document against such Guarantor or its property that Lender and/or Lender's Representative requires in order to perfect, amend or continue Lender's security interest in the Collateral, subject to third party rights under the G280 Finance Agreement. Any such Guarantor agrees to cooperate with Lender and Lender's Representative as may be necessary to accomplish said filing and to do whatever Lender or Lender's Representative deems necessary to protect Lender's security interest in the Collateral. In this Agreement, "Lender's Representative" means any entity or individual that is designated by Lender to serve in such capacity. 13. LOCATION OF COLLATERAL; TRANSACTIONS INVOLVING COLLATERAL. Unless Lender has agreed otherwise in writing, Borrower agrees and warrants that (i) all Collateral (or records of the Collateral in the case of accounts, chattel paper and general intangibles) shall be located at Borrower's address as shown in the application or in the case of records or general intangibles, promptly provided to Lender upon Lender’s request, or Borrower shall provide the location of any individual equipment Collateral item valued at or over $1,000 promptly upon request of Lender, (ii) except for any collateral dispositions required per the financings disclosed in Exhibit B, and except for inventory sold or accounts collected in the ordinary course of Borrower's business, Borrower shall not sell, offer to sell, or otherwise transfer or dispose of a material portion of the Collateral , (iii) no one else has any interest in or claim against the Collateral that Borrower has not already told Lender about, (iv) Borrower shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance or charge, other than the security interest provided for in this Agreement or existing prior to the date of this Agreement and (v) Borrower shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral for less than the fair market value thereof, the parties agreeing that Borrower’s sale of aircraft and aircraft-related interests in the ordinary course of business shall be deemed fair market transactions and Lender shall not prohibit or interfere with such transactions. Borrower shall defend Lender's rights in the Collateral against the claims and demands of all other persons, except to the extent Lender impairs the rights of Borrower’s lenders under the G280 Finance Agreements, and further except as to any claims and demands related to the and all liens, and collateral covered by the liens, listed in Exhibit A. Except for collateral listed in Exhibit A, all proceeds from any unauthorized disposition of the Collateral shall be held in trust for Lender, shall not be co-mingled with any other funds and shall immediately be delivered to Lender. This requirement, however, does not constitute consent by Lender to any such disposition. 14. TAXES, ASSESSMENTS AND LIENS. Borrower will complete and file all necessary federal, state and local tax returns and will pay when due all taxes, assessments, levies and liens upon the Collateral (other than those being contested in good faith by appropriate proceedings diligently conducted) and provide evidence of such payments to Lender upon request. 15. INSURANCE. During the term of this Agreement, Borrower shall maintain such insurance as held by Borrower at the Effective Date of this Agreement, until the expiration of such policy. Borrower agrees to make reasonable good faith efforts to renew such policies on terms similar to the policies in place at the Effective Date of this Agreement. The parties acknowledge that insurance coverages in Borrower’s industry are subject to market changes beyond Borrower’s control and Borrower may not be able to obtain future coverages on terms similar to current coverages. Borrower shall not be required to Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT obtain business interruption insurance or increase the coverage levels of any policies in effect at the Effective Date of this Agreement. Borrower shall not be required to name Lender as loss payee on any insurance coverages maintained by Borrower for aircraft owned by third parties. If Borrower at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may obtain such insurance as Lender deems appropriate at Borrower's sole cost and expense. Borrower shall promptly notify Lender of any loss of or damage to the Collateral. 16. REPAIRS AND MAINTENANCE. Borrower agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect, ordinary wear and tear excepted. Borrower further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral (other than those being contested in good faith by appropriate proceedings diligently conducted) so that no lien or encumbrance may ever attach to or be filed against the Collateral. 17. INSPECTION OF COLLATERAL AND PLACE OF BUSINESS; USE OF PHOTOGRAPHS AND TESTIMONIALS. Lender and Lender's designated representatives and agents shall have the right during Borrower's normal business hours and at any other reasonable time to examine the Collateral wherever located and the interior and exterior of any Borrower place of business. During an examination of any Borrower place of business, Lender may examine, among other things, whether Borrower (i) has a place of business that is separate from any personal residence, (ii) is open for business, (iii) has sufficient inventory to conduct Borrower's business and (iv) has one or more credit card terminals if Borrower processes credit card transactions. When performing an examination, Lender may photograph the interior and exterior of any Borrower place of business, including any signage. Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT 18. LENDER'S EXPENDITURES. During the continuance of an Event of Default, , Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender in its reasonable discretion believes is reasonably related to preserving the Collateral, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. To the extent permitted by applicable law, all such expenses will become a part of the Obligations and, at Lender's option, will: (i) be payable on demand; (ii) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during the remaining term of the Loan; or (iii) be treated as a balloon payment that will be due and payable at the Loan's maturity. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon an Event of Default. 19. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that: (i) Borrower will comply with all laws, statutes, regulations and ordinances pertaining to the conduct of Borrower's business in each case that have a material impact on Borrower’s ability to operate its business, and promises to hold Lender harmless from any damages, liabilities, costs, expenses (including attorneys' fees) or other harm arising out of any violation thereof; (ii) Borrower's principal executive office and the office where Borrower keeps its records concerning its accounts, contract rights and other property, is that shown in the application or are maintained at other premises of Borrower or in electronic form and will be made available promptly upon request; (iii) Borrower is duly organized, licensed, validly existing and in good standing under the laws of its state of formation and shall hereafter remain in good standing in that state, and is duly qualified, licensed and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified, licensed and in good standing in every other state in which it is doing business, and shall hereafter remain duly qualified, licensed and in good standing in every other state in which the failure to qualify or become licensed could have a material adverse effect on the financial condition, business or operations of Borrower; (iv) the true and correct legal name of the Borrower is set forth in the application; (vi) the execution, delivery and performance of this Agreement, and any other document executed in connection herewith, are within Borrower's powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, by-laws or other constating documents, or of any indenture, agreement or undertaking to which Borrower is a party and which is material to the operation of the Borrower’s business; (vii) all constating documents and all amendments thereto of Borrower have been duly filed and are in proper order and any capital stock issued by Borrower and outstanding was and is properly issued and all books and records of Borrower are accurate and up to date and will be so maintained; (viii) Borrower (a) is subject to no charter, corporate or other legal restriction, or any judgment, award, decree, order, governmental rule or regulation or contractual restriction that would reasonably be expected to have a material adverse effect on its financial condition, business, and (b) is in compliance with its charter, by- laws and other constating documents, all contractual requirements by which it may be bound and all applicable laws, rules and regulations other than laws, rules or regulations the validity or applicability of which it is contesting in good faith or provisions of any of the foregoing the failure to comply with which cannot reasonably be expected to materially adversely affect its financial condition, business or the value of the Collateral; (ix) there is no action, suit, proceeding or investigation pending or, to Borrower's knowledge, threatened against or affecting it or any of its assets before or by any court or other governmental authority which, if determined adversely to it, would have a material adverse effect on its financial condition, business or the value of the Collateral; (x) all information provided by Borrower and/or Guarantor as part of the application process for the Loan was true and complete in all material respects such that any errors would not be expected to have a material adverse impact upon the value of the Collateral; and (xi) Borrower does not intend to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within 6 months of the date hereof. In making these representations and warranties, Borrower is entitled to rely upon (i) information furnished directly to Lender, and (ii) materials and information furnished in its public filings as disclosed to Lender, and Lender may not declare any default or breach of these representations or warranties based on information or circumstances disclosed in, or reasonably anticipated to occur based on information disclosed, in such filings or furnished information as of the Effective Date of this Agreement. 20. INTEREST AND FEES. Borrower agrees to pay in full the interest set forth in the accompanying Business Loan and Security Agreement Supplement. In addition to any other fees described in the Agreement, Borrower agrees to pay the following fees: A. Origination Fee: A one-time Origination Fee in the amount set forth in the accompanying Business Loan and Security Agreement Supplement. Borrower agrees that this fee will be immediately deducted from the proceeds of Borrower's Loan. B. Returned Payment Fee: A Returned Payment Fee in the amount set forth in the accompanying Business Loan Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT and Security Agreement Supplement if any electronic payment processed on Borrower's Loan is returned unpaid or dishonored for any reason. C. Late Fee: A Late Fee in the amount set forth in the accompanying Business Loan and Security Agreement Supplement if a scheduled payment is not received by Lender as provided in the payment schedule set forth in the accompanying Business Loan and Security Agreement Supplement. D. Default Fee: Upon an uncured material Event of Default, Lender shall be entitled to a fee equal to 3% of the then- current balance of the Loan. Payments made by Borrower hereunder will be applied and allocated between Loan principal, interest and fees in the manner set forth in Section 8. 21. INTEREST AND FEES EXCEEDING PERMITTED LIMIT. If the Loan is subject to a law that sets maximum charges, and that law is finally interpreted so that the interest or other fees collected or to be collected in connection with this Agreement exceed the permitted limits, then (i) any such charge will be reduced by the amount necessary to reduce the charge to the permitted limit and (ii) if required by applicable law, any sums already collected from Borrower that exceed the permitted limits will be refunded or credited to Borrower. 22. ONLINE CUSTOMER PORTAL. When Borrower signs in with Borrower's valid username and password at https://1workforce.com, Borrower can obtain information about the Borrower's Loan, such as the outstanding balance, daily transactions and fees. No additional paper statement will be mailed to Borrower. Borrower agrees not to share Borrower's username and password to https://1workforce.com with any third party. 23. FINANCIAL INFORMATION AND REEVALUATION OF CREDIT. Borrower and each Guarantor (if any) authorize Lender to obtain business and personal credit bureau reports in Borrower's and any Guarantor's name, respectively, at any time and from time to time for purposes of deciding whether to approve the requested Loan or for any update, renewal, extension of credit or other lawful purpose. Upon Borrower's or any Guarantor's request, Lender will advise Borrower or Guarantor if Lender obtained a credit report and Lender will give Borrower or Guarantor the credit bureau's name and address. Borrower and each Guarantor (if any) agree to submit current financial information, a new credit application, or both, in Borrower's name and in the name of each Guarantor, respectively, at any time promptly upon Lender's request. Borrower authorizes Lender to act as Borrower's agent for purposes of accessing and retrieving transaction history information regarding Borrower from Borrower's designated merchant processor(s). Lender may report Lender's credit experiences with Borrower and any Guarantor of Borrower's Loan to third parties as permitted by law, Borrower also agrees that Lender may release information to comply with governmental reporting or legal process that Lender believes may be required, whether or not such is in fact required, or when necessary or helpful in completing a transaction, or when investigating a loss or potential loss. Borrower and each Guarantor is hereby notified that a negative credit report reflecting on Borrower's and/or any Guarantor's credit record may be submitted to a credit reporting agency (including with respect to any Guarantor to consumer credit reporting agencies) if Borrower or such Guarantor fails to fulfill the terms of their respective credit obligations hereunder. Guarantor acknowledges that any credit reporting on the Loan shall be at the sole discretion of Lender (subject to applicable law) and that Lender has the right to report the Loan to Guarantor's personal credit file should Guarantor not pay any Obligation pursuant to the guaranty set forth in this Agreement. 24. ATTORNEYS' FEES AND COLLECTION COSTS. To the extent not prohibited by applicable law, Borrower shall pay to Lender on demand any and all reasonable expenses, including, but not limited to, collection costs, all attorneys' fees and expenses, and all other expenses of like or unlike nature which may be expended by Lender to obtain or enforce payment of Obligations either as against Borrower or any guarantor or surety of Borrower or in the prosecution or defense of any action or concerning any matter arising out of or connected with the subject matter of this Agreement, the Obligations or the Collateral or any of Lender's rights or interests therein or thereto, including, without limiting the generality of the foregoing, any counsel fees or expenses incurred in any bankruptcy or insolvency proceedings and all costs and expenses (including search fees) incurred or paid by Lender in connection with the administration, supervision, protection or realization on any security held by Lender for the debt secured hereby, whether such security was granted by Borrower or by any other person primarily or secondarily liable (with or without recourse) with respect to such debt, and all costs and expenses incurred by Lender in connection with the defense, settlement or satisfaction of any action, claim or demand asserted against Lender in connection therewith, which amounts shall be considered advances to protect Lender's security, and shall be secured hereby. To the extent permitted by applicable law, all such expenses will become a part of the Obligations and, at Lender's option, will: (i) be payable on demand; (ii) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during the remaining term of the Loan; or (iii) be treated as a balloon payment that will be due and payable at the Loan's maturity. Such right shall be in Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT addition to all other rights and remedies to which Lender may be entitled upon an Event of Default. The foregoing indemnification shall not apply to the extent that such losses, damages, claims, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of Lender. 25. BORROWER'S REPORTS. Promptly upon Lender's written request, Borrower and each Guarantor agrees to provide Lender with such information about the financial condition and operations of Borrower or any Guarantor, as Lender may, from time to time, reasonably request. Borrower also agrees promptly upon becoming aware of any Event of Default, or the occurrence or existence of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder, to promptly provide notice thereof to Lender in writing. 26. TELEPHONE COMMUNICATIONS. R e s e r v e d . 27. INDEMNIFICATION. Except for Lender's gross negligence or willful misconduct, Borrower will indemnify and save Lender harmless from all losses, costs, damage, liabilities or expenses (including, without limitation, court costs and reasonable attorneys' fees) that Lender may sustain or incur by reason of defending or protecting Lender's security interest or the priority thereof or enforcing the Obligations, or in the prosecution or defense of any action or proceeding concerning any matter arising out of or in connection with this Agreement and/or any other documents now or hereafter executed in connection with this Agreement and/or the Obligations and/or the Collateral. This indemnity shall survive the repayment of the Obligations and the termination of this Agreement. 28. MERGERS, CONSOLIDATIONS OR SALES. Borrower represents and agrees that, for so long as ten percent or more of the original loan balance is still outstanding, Borrower will not (i) merge or consolidate with or into any other business entity (unless Borrower is the surviving entity) or (ii) enter into any joint venture or partnership with any person, firm or corporation, excluding the formation of any Excluded SPE. 29. CHANGE IN LEGAL STATUS. Without Lender's consent, Borrower represents and agrees that Borrower will not (i) change its name, its place of business or, if more than one, chief executive office, its mailing address, or organizational identification number if it has one, or (ii) change its type of organization, jurisdiction of organization or other legal structure. If Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of such taxpayer identification number. The foregoing shall not prohibit the dissolution of any Borrower subsidiary where such dissolution includes the transfer of any Collateral to Borrower or another Guarantor subsidiary of Borrower under this Agreement. 30. DEFAULT. The occurrence of any one or more of the following events (herein, "Events of Default") shall constitute, without notice or demand, a default under this Agreement: (i) Lender is unable to collect any Automatic Payment Plan payment on two consecutive dates due and/or, Borrower fails to pay any Obligations on two consecutive dates due, in each case where Borrower does not cure such payment obligation within three (3) business days; (ii) Borrower fails to comply with, promptly, punctually and faithfully perform or observe any term, condition or promise within this Agreement where such action materially harms Lender and after notice and five (5) day cure period; (iii) the reasonable determination by Lender that any representation or warranty heretofore, now or hereafter made by Borrower to Lender, in any documents, instrument, agreement, application or paper was not true or accurate when given in all material respects to the actual knowledge of Borrower, and which resulted in material harm to Lender; (iv); (v) the occurrence of any event that would cause a lien creditor, as that term is defined in Section 9-102 of the Uniform Commercial Code, (other than Lender) to take priority over the Loan made by Lender as to a material portion of the Collateral in this Agreement; (vi) a filing against or relating to Borrower (unless consented to in writing by Lender) of (a) a federal tax lien in favor of the United States of America or any political subdivision of the United States of America, in each case which Borrower does not promptly contest or discharge within 30 days of the date of its entry, or (b) a state tax lien in favor of any state of the United States of America or any political subdivision of any such state, in each case which Borrower does not promptly contest or discharge within 30 days of the date of its entry; (vii) any act by, against, or relating to Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee or other person, pursuant to court action or otherwise, over all, or any part of the Collateral and in any such involuntary case, such proceeding or petition shall remain undismissed for a period of 60 days; (ix) the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower which impairs Lender’s rights in the Collateral contrary to the terms of this Agreement, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Borrower, in each case limited to the Collateral as defined in this Agreement and in any such involuntary case, such proceeding or petition shall remain undismissed for a period of 60 days; (x) adjudication of bankruptcy or insolvency relative to Borrower; (xii) the entry of an order for relief or similar order with respect to Borrower in any proceeding pursuant to Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code") or any other federal bankruptcy law; (xiii) the filing of any complaint, application or petition by or against Borrower initiating any matter in which Borrower is or may be granted any relief from the debts of Borrower pursuant to the Bankruptcy Code or Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT any other insolvency statute or procedure and in any such involuntary case, such proceeding or petition shall remain undismissed for a period of 60 days; (xvii) the entry of any judgment in excess of $200,000 against Borrower, which judgment is not satisfied or appealed from (with execution or similar process stayed) within 15 days of its entry; (xviii) (xix) the entry of any court order that enjoins, restrains or in any way prevents Borrower from conducting a material part of its business affairs in the ordinary course of business; (xx) the occurrence of any uninsured loss, theft, damage or destruction to any material asset(s) of Borrower; (xxi) any act by or against, or relating to Borrower or its assets pursuant to which any creditor of Borrower seeks to reclaim or repossess or reclaims or repossesses all or a portion of the Collateral; (xxii) the termination of existence, dissolution or liquidation of Borrower or the ceasing to carry on actively any substantial part of Borrower's current business; (xxiii) this Agreement shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability hereof shall be contested by Borrower or any guarantor of Borrower denies it has any further liability or obligation hereunder; (xxiv) any guarantor or person signing a support agreement in favor of Lender shall repudiate, purport to revoke or fail to perform his or her obligations under his guaranty or support agreement in favor of Lender or any corporate guarantor shall cease to exist, except that Borrower may wind down any subsidiary so long as any Collateral is retained by Borrower or another Borrower subsidiary which is a Guarantor hereunder; (xxv) 31. RIGHTS AND REMEDIES UPON DEFAULT. Subject to applicable law, during the continuance of an Event of Default occurs under this Agreement, Lender may exercise any one or more of the following rights and remedies: A. Refrain from Disbursing Loan Proceeds: Lender may refrain from disbursing Borrower's Loan proceeds to Borrower's Designated Checking Account. B. Debit Amounts Due From Borrower's Accounts: Lender may debit from Borrower's Designated Checking Account all Automatic Payment Plan payments that Lender was unable to collect and/or the amount of any other Obligations that Borrower failed to pay. C. Accelerate Indebtedness: Lender may declare the entire Obligations immediately due and payable, with notice to Borrower, as set forth in Section 51. D. Assemble Collateral: Lender may require Borrower and/or Guarantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Borrower and/or Guarantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. E. Sell the Collateral: Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Borrower and/or Guarantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower, Guarantor and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need be provided to any person who, during the continuance of an Event of Default, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least 10 days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Obligations secured by this Agreement. To the extent permitted by applicable law, all such expenses will become a part of the Obligations and, at Lender's option, will: (i) be payable on demand; (ii) be added to the balance of the Loan and be apportioned among and be payable with any installment payments to become due during either (a) the term of any applicable insurance policy or (b) the remaining term of the Loan; or (iii) be treated as a balloon payment that will be due and payable at the Loan's maturity. F. Appoint Receiver: Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Obligations by a substantial amount. Employment by Lender shall not disqualify a person from serving as a receiver. G. Collect Revenues, Apply Accounts: Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income and revenues therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize on the Collateral as Lender may determine, whether or not any amount included within the Obligations is then due. For these purposes, Lender may, on behalf of and in the name of Borrower and/or Guarantor, receive, open mail addressed to Borrower; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment or storage of any Collateral. To facilitate collections, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender. H. Obtain Deficiency: If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Borrower and/or Guarantor for any deficiency remaining on the Obligations due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Borrower and/or Guarantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper. I. Other Rights and Remedies: As to the Collateral, Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity or otherwise. J. Election of Remedies: Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, any related documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower under the Agreement, after Borrower's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies. 32. CONSENT TO JURISDICTION AND VENUE. Subject to Section 33 below, Borrower, Guarantors and Lender each consent to the jurisdiction of the federal and state courts agree that any action or proceeding to enforce or arising out of this Agreement may only be brought in any court of the State of Utah or in the United States District Court for the District of Utah, and Borrower and Guarantors waive personal service of process. Borrower, Guarantors and Lender each waive any objections, including forum non conveniens, to the bringing of any such proceeding in such jurisdictions. 33. ARBITRATION. To the extent that a claim or dispute arises out of, or in relation to this Agreement, including without limitation, the terms, construction, interpretation, performance, termination, breach, or enforceability of this Agreement, the parties (Borrower, Guarantors and Lender) hereby agree that the claim or dispute shall be, at the election of any party within thirty (30) days after the claim or dispute arises, resolved by mandatory binding arbitration in Utah. The parties agree that the arbitration shall be administered by JAMS and the arbitration shall be conducted in accordance with the Expedited Procedures of the JAMS Comprehensive Arbitration Rules and Procedures except as otherwise agreed in this Agreement. The arbitrator shall be chosen in accordance with the procedures of JAMS, and shall base the award on applicable Utah law. The parties agree that the arbitration shall be conducted by a single arbitrator. Judgment on the award may be entered in any court having jurisdiction, subject to Section 33 above. The Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT parties further agree that the costs of the arbitration shall be divided equally between them. Each party may pursue arbitration solely in an individual capacity, and not as a representative or class member in any purported class or representative proceeding. The arbitrator may not consolidate more than one person's or entity's claims, and may not otherwise preside over any form of a representative or class proceeding. This arbitration section is governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16. 34. NO WAIVER BY LENDER. No delay or omission on the part of Lender in exercising any rights under this Agreement, any related guaranty or applicable law shall operate as a waiver of such right or any other right. Waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All Lender's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. 35. ASSIGNMENT. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent, which shall not be unreasonably conditioned, delayed or withheld, and any prohibited assignment shall be absolutely null and void. No consent to an assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Lender's rights and benefits hereunder. In connection with any assignment or participation, Lender may disclose all documents and information that Lender now or hereafter may have relating to Borrower or Borrower's business, except that any material nonpublic information shall not be disclosed except pursuant to a commercially reasonable nondisclosure agreement in connection with a bona fide business purpose of Lender. To the extent that Lender assigns its rights and obligations hereunder to another party, Lender thereafter shall be released from such assigned obligations to Borrower and such assignment shall affect a novation between Borrower and such other party. TVT CAPITAL SOURCE LLC (in its capacity as Servicer) or a successor servicer (if any) shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain at one of its offices in the United States a copy of each assignment agreement delivered to it with respect to this Loan and a register for the recordation of the name of each assignee of this Loan, and principal and interest amount of this Loan owing to, such assignee pursuant to the terms hereof. The entries in such register shall be conclusive, except that Borrower may request a validation of amounts owed as demonstrated by reasonable written records, and Borrower, Lender and each such assignee may treat each person whose name is recorded therein pursuant to the terms hereof as a "Lender" hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The register maintained for this Loan shall be available for inspection by Borrower and any such assignee of this Loan, Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT at any reasonable time upon reasonable prior notice to TVT CAPITAL SOURCE LLC (in its capacity as Servicer) or the applicable successor servicer (if any). This Section 36 shall be construed so that this Loan is at all times maintained in "registered form" within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related Treasury regulations (or any other relevant or successor provisions of the Internal Revenue Code or of such Treasury regulations). 36. INTERPRETATION. Paragraph and section headings used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties, having had the opportunity to consult counsel, and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto. 37. SEVERABILITY. If one or more provisions of this Agreement (or the application thereof) is determined invalid, illegal or unenforceable in any respect in any jurisdiction, the same shall not invalidate or render illegal or unenforceable such provision (or its application) in any other jurisdiction or any other provision of this Agreement (or its application). 38. NOTICES. Except as otherwise provided in this Agreement, notice under this Agreement must be in writing. Notice to Lender will be deemed received by Lender at address sent forth in Section 47 by U.S. mail, postage prepaid, first class mail; in person; by registered mail; by certified mail; by nationally recognized overnight courier; or when sent by electronic mail. Notice to Borrower and/or any personal guarantor will deemed given when sent to Borrower's last known address or electronic mail address in Lender's records for this Loan. 39. RECORDKEEPING AND AUDIT REQUIREMENTS. Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices or any other paper delivered to Lender by Borrower in connection with this Agreement or any other agreement other than as required by law. Borrower will at all times keep accurate and complete records of Borrower's accounts and Collateral. At Lender's request, Borrower shall deliver to Lender: (i) schedules of accounts and general intangibles; and (ii) such other information regarding the Collateral as Lender shall request. Lender, or any of its agents, shall have the right to call any business telephone numbers that Borrower has provided or may provide in the future or otherwise in the Lender's possession, at intervals to be determined by Lender, and without hindrance or delay, to inspect, audit, check, and make extracts from any Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT copies of the books, records, journals, orders, receipts, correspondence that relate to Borrower's accounts and Collateral or other transactions between the parties thereto and the general financial condition of Borrower and Lender may remove any of such records temporarily for the purpose of having copies made thereof. If Borrower was referred to Lender for this Loan by a third party (the "Referring Party"), then Borrower consents to Lender sharing certain reasonable information about Borrower with the Referring Party for purposes of the Referring Party verifying and/or auditing loans made through such Referring Party's referrals. Lender shall promptly supply to Borrower reasonable documentation verifying any additional amounts applied to the Loan or otherwise charged to Borrower hereunder, including without limitation professional fees, filing fees, or other costs. 40. GOVERNING LAW. Subject to Section 34 above, our relationship including this Agreement and any claim, dispute or controversy (whether in contract, tort, or otherwise) at any time arising from or relating to this Agreement is governed by, and this Agreement will be construed in accordance with, applicable federal law and (to the extent not preempted by federal law) Utah law without regard to internal principles of conflict of laws. The legality, enforceability and interpretation of this Agreement and the amounts contracted for, charged and reserved under this Agreement will be governed by such laws. Borrower understands and agrees that (i) Lender is located in Utah, (ii) Lender makes all credit decisions from Lender's office in Utah, (iii) the Loan is made in Utah (that is, no binding contract will be formed until Lender receives and accepts Borrower's signed Agreement in Utah) and (iv) Borrower's payments are not accepted until received by Lender in Utah. 41. WAIVER OF NOTICES AND OTHER TERMS. Except for any notices provided for in this Agreement, Borrower and any entity who has obligations pursuant to this Agreement (e.g., a Guarantor), to the extent not prohibited by applicable law hereby, waives demand, notice of nonpayment, notice of intention to accelerate, notice of acceleration, presentment, protest, notice of dishonor and notice of protest. To the extent permitted by applicable law, Borrower and any person who has obligations pursuant to this Agreement also agrees: Lender is not required to file suit, show diligence in collection against Borrower or any person who has obligations pursuant to this Agreement, or proceed against any Collateral; Lender may, but will not be obligated to, substitute, exchange or release any Collateral; Lender may release any Collateral, or fail to realize upon or perfect Lender's security interest in any Collateral; Lender may, but will not be obligated to, sue one or more persons without joining or suing others; and Lender may modify, renew, or extend this Agreement (repeatedly and for any length of time) without notice to or approval by any person who has obligations pursuant to this Agreement (other than the party with whom the modification, renewal or extension is made). 42. ELECTRONIC COMMUNICATIONS. Borrower also agrees that Lender may communicate with Borrower electronically by e-mail. 43. JURY TRIAL WAIVER AND CLASS ACTION WAIVER. To the extent not prohibited by applicable law, Borrower, Guarantors and Lender waive their right to a trial by jury of any claim or cause of action based upon, arising out of or related to the Agreement and all other documentation evidencing the Obligations, in any legal action or proceeding. Subject to Section 34 above, any such claim or cause of action shall be tried by court sitting without a jury. THE PARTIES HERETO (LENDER, BORROWER AND GUARANTORS) WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST ANY OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR AGAINST PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST ANY OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS' FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION. 44. CONFIDENTIALITY. Borrower shall not make, publish or otherwise disseminate in any manner a copy of this Agreement or any public statement or description of the terms of this Agreement, except to its employees, advisors and similar persons who have a legitimate need to know its contents. 45. ENTIRE AGREEMENT. The accompanying Business Loan and Security Agreement Supplement and the Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits) and any other documents required by Lender now or in the future in connection with this Agreement and Borrower's Loan are hereby incorporated into and made a part of this Agreement. This Agreement is the entire agreement of the parties with respect to the subject Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

BUSINESS LOAN AND SECURITY AGREEMENT matter hereof and supersedes any prior written or verbal communications or instruments relating thereto. 46. COUNTERPARTS; ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. For purposes of the execution of this Agreement, signatures delivered by electronic or fax transmission shall be treated in all respects as original signatures. 47. CUSTOMER SERVICE CONTACT INFORMATION. If you have questions or comments about your Loan, you may contact us by (i) e-mail at info@achcapital.com, (ii) telephone at 385- 444-7518 or (iii) mail 881 Baxter Drive STE 100, South Jordan, UT, 84095, Attn: Customer Service. 48. GRANT OF LICENSE TO USE 1WORKFORCE PLATFORM. Subject to Borrower's compliance with this Agreement and the Terms of Use for the 1Workforce Platform, Lender grants Borrower a nonexclusive, revocable, non- transferable, non-sublicenseable, limited right and royalty-free license to use the 1Workforce Platform, effective solely during the term of the Loan and so long as an Event of Default has not occurred. The license granted to Borrower is personal, and no rights hereunder may be transferred by Borrower without the express written approval of Lender. Lender may terminate the license granted hereunder without notice during the continuance of an Event of Default. 49. GUARANTY. Each Guarantor, jointly and severally (if more than one), absolutely and unconditionally guarantee the prompt payment to Lender, including its successors and assignees, of any and all Obligations incurred by the Borrower pursuant to the Agreement (this "Guaranty"). Each Guarantor further agrees to repay the Obligations on demand, without requiring Lender first to enforce payment against Borrower. This is a guarantee of payment and not of collection. This is an absolute, unconditional, primary, and continuing obligation and will remain in full force and effect until the first to occur of the following: (a) all of the Obligations have been indefeasibly paid in full, and Lender has terminated this Guaranty, or (b) 30 days after the date on which written notice of revocation is actually received and accepted by Lender. No revocation will affect: (i) the then existing liabilities of the revoking Guarantor under this Guaranty; (ii) Obligations created, contracted, assumed, acquired or incurred prior to the effective date of such revocation; (iii) Obligations created, contracted, assumed, acquired or incurred after the effective date of such revocation pursuant to any agreement entered into or commitment obtained prior to the effective date of such revocation; or (iv) any Obligations then or thereafter arising under the agreements or instruments then in effect and then evidencing the Obligations. Each Guarantor represents and warrants that (i) it is a legal entity formed in the United States of America and (ii) neither Borrower, nor itself as Guarantor, intends to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within 6 months of the date hereof. Each Guarantor waives all notices to which the Guarantor might otherwise be entitled by law. This Guaranty shall be construed in accordance with the laws of the Commonwealth of Utah, and shall inure to the benefit of Lender, its successors and assigns. To the extent not prohibited by applicable law, each of the undersigned Guarantors waives its right to a trial by jury of any claim or cause of action based upon, arising out of or related to this guaranty, the Agreement and all other documentation evidencing the Obligations, in any legal action or proceeding. Subject to Section 33 above, any such claim or cause of action shall be tried by court sitting without a jury. 50. CERTIFICATION AND SIGNATURES. By executing this Agreement or authorizing the person signing or affirming below to execute on its behalf, Borrower certifies that Borrower has received a copy of this Agreement and that Borrower has read, understood and agreed to be bound by its terms. Each person signing or affirming below certifies that each person is signing on behalf of the Borrower and/or in the capacity indicated below the signer's name (and if Borrower is a sole proprietorship, in the capacity of the owner of such sole proprietorship) and that such signer is authorized to execute this Agreement on behalf of or the in stated relation to Borrower. Use of Proceeds Certification As referred to in Section 4, by signing or affirming below, the Borrower certifies, acknowledges and understands that the proceeds from the requested Loan will be used solely for working capital. 51. CONFESSIONS OF JUDGMENT. Borrower and Guarantor(s) shall, upon execution of this Agreement, deliver to Lender an executed Stipulation and Confession of Judgment in favor of Lender in the amount of the Total Repayment Amount of the Loan. Upon the occurrence of an Event of Default, if such Event of Default is not cured within 14 days of written notice, Lender shall have the right to enter that Stipulation and Confession of Judgment with the Clerk of the Court and execute upon the Entered Judgment, amended by any payments made on the Loan. Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

AUTHORIZATION AGREEMENT FOR DIRECT DEPOSIT (ACH CREDIT) AND DIRECT PAYMENTS (ACH DEBITS) This Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits) is part of (and incorporated by reference into) the Business Loan and Security Agreement. Borrower should keep this important legal document for Borrower's records. DISBURSMENT OF LOAN PROCEEDS. By executing this Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits), Borrower authorizes Lender to disburse the Loan proceeds less the amount of any applicable fees upon Loan approval by initiating an ACH credit, wire transfer or similar means to the checking account indicated herein (or a substitute checking account Borrower later identifies and is acceptable to Lender) (hereinafter referred to as the "Designated Checking Account") in the disbursal amount set forth in the accompanying Business Loan and Security Agreement Supplement. This authorization is to remain in full force and effect until Lender has received written notification from Borrower of its termination in such time and in such manner as to afford Lender and Borrower's depository bank a reasonable opportunity to act on it. AUTOMATIC PAYMENT PLAN. Enrollment in Lender's Automatic Payment Plan is required for Loan approval. By executing this Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits), Borrower agrees to, and hereby, enrolls in the Automatic Payment Plan and authorizes Lender to collect payments required under the terms of Borrower's Business Loan and Security Agreement by initiating ACH debit entries to the Designated Checking Account in the amounts and on the dates provided in the payment schedule set forth in the accompanying Business Loan and Security Agreement Supplement. Borrower authorizes Lender to increase the amount of any scheduled ACH debit entry or assess multiple ACH debits for the amount of any previously scheduled payment(s) that was not paid as provided in the payment schedule and any unpaid Fees. This authorization is to remain in full force and effect until Lender has received written notification from Borrower of its termination in such time and in such manner as to afford Lender and Borrower's depository bank a reasonable opportunity to act on it. Lender may suspend or terminate Borrower's enrollment in the Automatic Payment Plan immediately if Borrower fails to keep Borrower's designated checking account in good standing or if there are insufficient funds in Borrower's checking account to process any payment (or if Lender is otherwise unable to collect any amounts by ACH debit owed to Lender under the Loan or under any other loan or extension of credit by Lender to Borrower). If Borrower revokes the authorization or Lender suspends or terminates Borrower's enrollment in the Automatic Payment Plan, Borrower still will be responsible for making timely payments pursuant to the alternative payment methods described in the Business Loan and Security Agreement. Provisional Payment. Credit given by us to you with respect to an automated clearing house ("ACH") credit entry is provisional until we receive final settlement for such entry through a Federal Reserve Bank. If we do not receive such final settlement, you are hereby notified and agree that we are entitled to a refund of the amount credited to you in connection with such entry, and the party making to you via such entry (i.e. the originator of the entry) shall not be deemed to have paid you in the amount of such entry. Notice of Receipt of Entry. Under the operating rules of the National Automated Clearing House Association, which are applicable to ACH transactions involving your account, we are not required to give next day notice to you of receipt of an ACH item and we will not do so. However, we will continue to notify you of the receipt of payments in the periodic statement we provide to you. BUSINESS PURPOSE ACCOUNT. By executing this Authorization Agreement for Direct Deposit (ACH Credit) and Direct Payments (ACH Debits), Borrower attests that the Designated Checking Account was established Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

for business purposes and not primarily for personal, family or household purposes. ACCOUNT CHANGES. Borrower agrees to promptly notify Lender in writing if there are any changes to the account and routing numbers of the Designated Checking Account. MISCELLANEOUS. Lender is not responsible for any fees charged by Borrower's bank as the result of credits or debits initiated under this agreement. The origination of ACH transactions to Borrower's account must comply with the provisions of U.S. law. Borrower agrees to be bound by NACHA rules of the Electronic Payments Association. Borrower agrees to provide to Lender at all times, "Live Contemporaneous Access" to all of its bank accounts in order for Lender to evaluate Borrower's compliance with the Agreement, and for collections during the continuance of any Event of Default ("Borrower's Accounts"). "Live Contemporaneous Access" shall be defined as: Borrower, at all times and including but not limited to, providing Lender with accurate login information necessary to access all of Borrower's Accounts, such as usernames and passwords, answers to challenge questions, and security tokens. Borrower shall provide notice to Lender in the event Borrower makes any changes to the Designated Checking Account, including in the event Borrower closes the Designated Checking Account. NEW ACCOUNTS. Borrower may establish new band accounts during the term of this Agreement in the ordinary course of business as reasonably determined by Borrower. Borrower shall notify Lender of the Borrower’s intention to establish such accounts prior to opening such accounts, and Borrower shall make reasonable best faith efforts to provide to Lender "Live Contemporaneous Access" to such new accounts as soon as possible. Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

Exhibit A To the Business Loan and Security Agreement The following insurance policies (“Borrower Financed Policies”) are subject to a senior, first- priority lien to the benefit of First Insurance Funding (“FIF”). Each financing agreement grants FIF the following security: 1. SECURITY INTEREST. INSURED/BORROWER ("Insured") grants and assigns FIRST Insurance Funding, A Division of Lake Forest Bank & Trust Company, N.A. ("LENDER") a first priority lien on and security interest in the financed policies and any additional premium required under the financed policies listed in the Schedule of Policies, including (a) all returned or unearned premiums, (b) all additional cash contributions or collateral amounts assessed by the insurance companies in relation to the financed policies and financed by LENDER hereunder, (c) any credits generated by the financed policies, (d) dividend payments, and (e) loss payments which reduce unearned premiums ( collectively, the "Financed Policies"). If any circumstances exist in which premiums related to any Financed Policy could become fully earned in the event of loss, LENDER shall be named a loss-payee with respect to such policy. Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

Exhibit A to the Loan and Purchase Agreement, cont. Borrower has a loan with Coggin Honda for the purchase of a 2022 Honda Civic, VIN 19XFL2HBXNEO16681 (“Borrower Excluded Vehicle”), in the original loan amount of $29,610.96. The following security interest is granted to the lender: Borrower and Lender agree that the Business and Security Loan agreement: 1. Nothwithstanding anything to the contrary in the Business and Security Loan agreement, the Borrower Excluded Vehicle shall be excluded from the Collateral until such time as Coggin Honda’s senior secured lien is satisfied in full. 2. Nothwithstanding anything to the contrary in the Business and Security Loan agreement, Borrower’s security and lender rights as to the Borrower Financed Policies shall be subordinated to FIF, including but not limited to collateral rights and rights of payment. FIF shall have the right to rely upon this language. Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473ADAF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

Exhibit A AUTHORIZATION AGREEMENT FOR DIRECT DEPOSIT (ACH CREDIT) AND DIRECT PAYMENTS (ACH DEBIT) The following bank accounts are subject to the Authorization Agreement: Bank Account: Bank Name: Bank City and State: Legal Title of Account: Bank ABA#: Account Number: Type of Account: Bank Account: Bank Name: Bank City and State: Legal Title of Account: Bank ABA#: Account Number: Type of Account: Bank Account: Bank Name: Bank City and State: Legal Title of Account: Bank ABA#: Account Number: Type of Account: Signature of Authorized Officer of Borrower Date MATTHEW DENNIS LIOTTA Printed Name of Signer Title of Signer 862707040 Tax ID of Borrower 696679627 267084131 CHASE Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473AD 7/25/2024 Volato, Inc. CEO Columbus, OH checking AF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

SIGNATURE PAGE Signature Page The undersigned hereby, as a duly authorized agent of Borrower, and in its capacity as an Authorized Signer, affirms that the undersigned understands the terms and conditions of, consents to, and agrees to be bound by, the Business Loan and Security Agreement, the accompanying Business Loan and Security Agreement Supplement, and the accompanying Authorization Agreement for Direct Deposit (ACH Credits) and Direct Payments (ACH Debits). Authorized Signer #1: (Signature) Borrower: Authorized Signer #1: (Signature) Name: Name: Date: Date: For Lender's Use Only: This Agreement has been received and accepted by Lender in Utah after being signed by Borrower and any Guarantor(s). By: (Signature) (Name) Date: Page 26 App#: 1005039069 Customer: V1 MATTHEW DENNIS LIOTTA MATTHEW DENNIS LIOTTA VOLATO, INC. ET AL SEE ADDENDUM Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473AD 7/25/20247/25/2024 AF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

LLC, a Utah Limited Liability Company, Brody Valerga (11789) Valerga LLP 395 S. Main Street #201 Alpine, UT 84004 (801) 893-3635 brody@valergalawyers.com Attorney for Plaintiff IN THE THIRD JUDICIAL DISTRICT COURT IN AND FOR SALT LAKE COUNTY, STATE OF UTAH TVT CAPITAL SOURCE LLC D/B/A TVT CAPITAL SOURCE LLC, a Utah Limited Liability Company, vs. VOLATO, INC. / VOLATO, INC., F/K/A AERAGO, INC./ VOLATO, INC D/B/A VOLATO A/K/A FLY VOLATO/ GULF COAST AVIATION, INC. / G C AVIATION, INC./ VOLATO GROUP, INC/ VOLATO GROUP, INC./ FLY VAUNT, LLC/ VOLATO, INC AND CONFESSION OF JUDGMENT Case No. Judge Defendant(s) Pursuant to Utah Code Ann. § 78B-5-205, VOLATO, INC. ET AL SEE ADDENDUM d/b/a VOLATO VOLATO, INC. / VOLATO, INC., F/K/A AERAGO, INC./ VOLATO, INC d/b/a VOLATO a/k/a FLY VOLATO/ GULF COAST AVIATION, INC. / G C AVIATION, INC./ VOLATO GROUP, INC/ VOLATO GROUP, INC./ FLY VAUNT, LLC / VOLATO, INC ("Confessor(s)" or "Defendant(s)"), hereby verifies, stipulates and confesses to judgment as follows: 1. A judgment (the “Judgment”) may be entered in favor of Plaintiff, TVT CAPITAL SOURCE LLC D/B/A TVT CAPITAL SOURCE “Plaintiff”) and against Defendants or Confessors jointly and severally in the amount of $ 5,800,000.00 (the “Judgment Amount”). From and after the date of filing of this Confession of Judgment (the “Confession of Judgment”), interest on all unpaid portions of the Judgment Amount shall accrue at the post-judgment interest rate as allowed by law, and may be Docusign Envelope ID: AF13CC13-9B7D-487A-B925-FA7B8DB4E5A02F4648A-E22F-43F3-82 8-47D19 F97802

supplemented by the reasonable attorneys’ fees and costs incurred by Plaintiff to enforce the Judgment. The Judgment shall be automatically entered in the above amount without any further notice to Defendants. 2. Plaintiff agrees not to enter or otherwise file this Confession of Judgment so long as the Confessors remits to Plaintiff in accordance with the terms of the Business Loan and Security Agreement (the “Agreement”) entered by the parties concurrently herewith. 3. Should Confessors default under the Agreement, Plaintiff may, in Plaintiff’s sole discretion and without further notice to Confessors, obtain an ex parte Judgment against Confessors, in the full amount set forth in Paragraph 1 of this Confession of Judgment. Plaintiff agrees that it will, within seven (7) days of the Court’s entry of Judgment, file a Partial Satisfaction of Judgment setting forth the full amount of any remittances made by Confessors prior to such default. 4. Confessors specifically consent to the entering of this Confession of Judgment and any Judgment sought pursuant to the terms herein, in the Third Judicial District Court, Salt Lake County, State of Utah, and agree that this Confession of Judgment shall be interpreted under the laws of the State of Utah. Moreover, Confessors specifically consents to the entering/docketing of this Confession of Judgment and any Judgment in any court of Utah or any other state (state and/or federal) for the purpose of collecting the Judgment Amount in the event of default by Confessors. 5. Confessors hereby acknowledge that the Judgment may be entered against it without further notice or opportunity to object, and that Confessors has had the opportunity to consult with an attorney regarding the legal effect of the provisions of this Confession of Judgment. 2 Docusign Envelope ID: AF13CC13-9B7D-487A-B925-FA7B8DB4E5A02F4648A-E22F-43F3-82 8-47D19 F97802

6. The parties shall execute all other documents reasonably necessary in order to carry out the intent of this Confession of Judgment, including but not limited to any necessary pleadings. I declare under criminal penalty under the law of Utah that the foregoing is true and correct. Signed on the at . Date City or other location, and state or country MATTHEW DENNIS LIOTTA On behalf of VOLATO, INC. / VOLATO, INC., F/K/A AERAGO, INC./ VOLATO, INC d/b/a VOLATO a/k/a FLY VOLATO/ GULF COAST AVIATION, INC. / G C AVIATION, INC./ VOLATO GROUP, INC/ VOLATO GROUP, INC./ FLY VAUNT, LLC/ VOLATO, INC 3 Docusign Envelope ID: AF13CC13-9B7D-487A-B925-FA7B8DB4E5A0 7/26/2024 Ponte Vedra Beach, FL 2F4648A-E22F-43F3-82 8-47D19 F97802

30 Early Discount Addendum This addendum is made as of 07/16/2024 (the "Addendum") to the Business Loan and Security Agreement between TVT Capital Source LLC (the "Lender") and "Agreement"). (the "Borrower") dated 07/16/2024 (the Lender and Borrower are sometimes referred to herein collectively as the "Parties" and each as a "Party". Whereas, the Parties desire to add certain terms to the Agreement. In consideration of the above promises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree and add terms to the Agreement as follows: Total Repayment Amount shall be defined as: $ 5,000,000.00 if Borrower delivers the Total Repayment Amount within calendar days of the Disbursement Amount being paid by Lender. All prior payments made shall count towards the discounted Total Payment Amount. Total Repayment Amount shall be defined as: $ 5,200,000.00 if Borrower delivers the Total Repayment Amount within calendar days of the Disbursement Amount being paid by Lender. All prior payments made shall count towards the discounted Total Payment Amount. Total Repayment Amount shall be defined as: $ if Borrower delivers the Total Repayment Amount within calendar days of the Disbursement Amount being paid by Lender. All prior payments made shall count towards the discounted Total Payment Amount. Total Repayment Amount shall be defined as: $ if Borrower delivers the Total Repayment Amount within calendar days of the Disbursement Amount being paid by Lender. All prior payments made shall count towards the discounted Total Payment Amount. Total Repayment Amount shall be defined as: $ if Borrower delivers the Total Repayment Amount within calendar days of the Disbursement Amount being paid by Lender. All prior payments made shall count towards the discounted Total Payment Amount. Notwithstanding the above, if an Event of Default occurs pursuant to the Agreement, Borrower forfeits Borrower's rights pursuant to this Addendum. IN WITNESS WHEREOF, each of the undersigned has executed, or has caused to be executed, this Addendum as of the date first written above. Borrower: Agreed to by: (Signature), its: (Title) Print Officer's Name: Lender: Agreed to by: (Signature), its: (Title) VOLATO, INC. ET AL SEE ADDENDUM U 60 VOLATO, INC. ET AL SEE ADDENDUM MATTHEW DENNIS LIOTTA TVT Capital Source LLC Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473AD CEO AF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

Borrower Definition Addendum to the Business Loan and Security Agreement dated: 07/16/2024. Lender and Borrower hereby agree that "Borrower" is defined as follows: Business Name: Address: 1954 AIRPORT ROAD, SUITE 124 CHAMBLEE, GA 30341 Tax ID: 862707040 State of Incorporation: 41 Business Name: GULF COAST AVIATION, INC. Address: 1954 AIRPORT ROAD, SUITE 124 CHAMBLEE, GA 30341 Tax ID: 76-0557102 State of Incorporation: Business Name: G C AVIATION, INC. Address: 1954 AIRPORT ROAD, SUITE 124 CHAMBLEE, GA 30341 Tax ID: 74-3189244 State of Incorporation: VOLATO, INC. F/K/A AERAGO, INC. 54 AIRPORT ROAD, SUITE 124 CHAMBLEE, GA 30341 GULF COAST AVIATION, INC. 54 AIRPORT ROAD, SUITE 124 CHAMBLEE, GA 30341 G C AVIATION, INC. 54 AIRPORT ROAD, SUITE 124 CHAMBLEE, GA 30341 Docusign Envelope ID: AF13CC13-9B7D-487A-B925-FA7B8DB4E5A0 GA TX TX Business Name: VOLATO GROUP, INC. Address: Tax ID: State of Incorporation: Business Name: FLY VAUNT, LLC Address: Tax ID: State of Incorporation: VOLATO GROUP, INC. FLY VAUNT, LLC DE GA 1954 Airport Road, Suite 124, Chamblee GA 30341 1954 AIRPORT ROAD, SUITE 124 CHAMBLEE, GA 30341 2F4648A-E22F-43F3-82 8-47D19 F97802 93-4255577 74-3189244 76-0557102 86-1320997 86-2707040

Borrower: VOLATO, INC. ET AL SEE ADDENDUM Agreed to by: (Signature), its: (Title) Print Officer's Name: MATTHEW DENNIS LIOTTA LENDER: TVT Capital Source LLC Agreed to by: (Signature), its: (Title) VOLATO, INC. ET AL SEE ADDE DUM MATTHEW D NNIS LIOTTA TVT Capital Source LLC CEO Docusign Envelope ID: A2F4648A-E22F-43F3-8298-47D198F97802

VOLATO, INC. ET AL SEE ADDENDUM Stacking Prohibited Addendum This addendum is made as of 07/16/2024 (the "Addendum") to the Business Loan and Security Agreement between TVT Capital Source LLC (the "Lender") and (the "Borrower") dated 07/16/2024 (the "Agreement"). Borrower shall not enter into any cash advance that relates to or involves the Collateral as defined in the Loan and Security Agreement (the “Agreement”) between the parties, with any party other than Lender where the interest rate on such loan is greater than ten percent (10%) for the duration of this Agreement; notwithstanding the foregoing, the following shall be excluded from the foregoing prohibition in all events: (a) bank loans; (b) bank financing arrangements; (c) modifications of any financing arrangements existing and disclosed to Lender prior to the effective date of the Agreement; (d) financing arrangements related to one or more G280 currently covered by Borrower’s purchase contracts existing as of the effective date of this Agreement; and (e) any other financing arrangement, that enables Borrower to pay the Total Repayment Amount to Lender and the Total Repayment Amount is paid to Lender in conjunction with the closing of such financing prior to, or contemporaneous with, the release of any funds to the Borrower. Lender may share information regarding this Agreement with any third party in order to determine whether Borrower is in compliance with this provision. Borrower agrees to this Stacking Prohibited addendum to the Agreement, and fully understands that breach of the Stacking Prohibited provision shall constitute an Event of Default. By signing this Addendum, Borrower agrees and fully understands that in the event Borrower breaches the Stacking Prohibited provision, Lender fully reserves its rights to immediately exercise its rights at law and equity as provided in the Agreement and impose an additional fee equaling ten (10) percent of the Loan Amount. IN WITNESS WHEREOF, each of the undersigned has executed, or has caused to be executed, this Addendum as of the date first written above. Borrower: Agreed to by: (Signature), its: (Title) Print Officer's Name: Lender: Agreed to by: (Signature), its: (Title) VOLATO, INC. ET AL SEE ADDENDUM MATTHEW DENNIS LIOTTA TVT Capital Source LLC Docusign Envelope ID: C28DA2FD-F45C-40F9-8C91-A633E6A473AD CEO AF13CC13-9B7D 87A B925 FA7B8DB E5 0F4648A-E22F-43F3-82 8-47D19 F97802

Docusign Envelope ID: A2F4648A-E22F-43F3-8298-47D198F97802

DocuSign

Certificate Of Completion

Envelope Id: C28DA2FDF45C40F98C91A633E6A473AD

Subject: Please DocuSign: **$4MM** VOLATO, INC. - PRE FILLED WITH PRE PAYS

Source Envelope:

Document Pages: 32

Certificate Pages: 5

AutoNav: Enabled

EnvelopeId Stamping: Enabled

Time Zone: (UTC-08:00) Pacific Time (US & Canada)

Signatures: 10

Initials: 0

Status: Completed

Envelope Originator:
Contracts Team
881 Baxter Drive STE 100
SOUTH JORDAN , UT 84095
contracts@tvtcapital.com
IP Address: 174.204.140.141

Record Tracking

Status: Original 7/17/2024 2:06:52 PM	Holder: Contracts Team contracts@tvtcapital.com	Location: DocuSign

Signer Events	Signature	Timestamp
MATTHEW DENNIS LIOTTA matt.liotta@flyvolato.com CEO Volato Security Level: Email, Account Authentication (None) Electronic Record and Signature Disclosure: Accepted: 7/17/2024 5:55:19 PM ID: 62f7e836-f7db-4d6d-af79-5394f1941dc0	DocuSigned by: MATTHEW DENNIS LIOTTA 68F4AC8CC39A4D5... Signature Adoption: Pre-selected Style Using IP Address: 73.224.209.170	Sent: 7/17/2024 2:10:06 PM Resent: 7/23/2024 3:19:34 PM Resent: 7/25/2024 8:24:34 AM Resent: 7/25/2024 9:35:25 AM Viewed: 7/25/2024 9:38:28 AM Signed: 7/25/2024 9:43:55 AM

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	7/17/2024 2:10:07 PM
Envelope Updated	Security Checked	7/23/2024 3:18:48 PM
Envelope Updated	Security Checked	7/23/2024 3:18:48 PM
Envelope Updated	Security Checked	7/23/2024 3:19:28 PM
Envelope Updated	Security Checked	7/23/2024 3:19:28 PM
Envelope Updated	Security Checked	7/25/2024 9:35:16 AM
Envelope Updated	Security Checked	7/25/2024 9:35:16 AM
Certified Delivered	Security Checked	7/25/2024 9:38:28 AM
Signing Complete	Security Checked	7/25/2024 9:43:55 AM
Completed	Security Checked	7/25/2024 9:43:55 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure Docusign Envelope ID: AF13CC13-9B7D-487A-B925-FA7B8DB4E5A02F4648A-E22F-43F3-82 8-47D19 F97802

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, TVT (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Electronic Record and Signature Disclosure created on: 4/5/2023 11:12:52 AM Parties agreed to: MATTHEW DENNIS LIOTTA Docusign Envelope ID: AF13CC13-9B7D-487A-B925-FA7B8DB4E5A02F4648A-E22F-43F3-82 8-47D19 F97802

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact TVT : You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by phone call: (888)998-1674 To advise TVT of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from TVT To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with TVT To inform us that you no longer wish to receive future notices and disclosures in electronic format you may: Docusign Envelope ID: AF13CC13-9B7D-487A-B925-FA7B8DB4E5A02F4648A-E22F-43F3-82 8-47D19 F97802

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to contracts@tvtcapital.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:  You can access and read this Electronic Record and Signature Disclosure; and  You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and  Until or unless you notify TVT as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by TVT during the course of your relationship with TVT . Docusign Envelope ID: AF13CC13-9B7D-487A-B925-FA7B8DB4E5A02F4648A-E22F-43F3-82 8-47D19 F97802

Docusign Envelope ID: A2F4648A-E22F-43F3-8298-47D198F97802

DocuSign

Certificate Of Completion

Envelope Id: AF13CC139B7D487AB925FA7B8DB4E5A0 | Status: Completed

Subject: Please DocuSign: **$4MM** VOLATO, INC. - PRE FILLED WITH PRE PAYS

Source Envelope:

Document Pages: 38	Signatures: 2	Envelope Originator:
Certificate Pages: 4	Initials: 1	Contracts Team
AutoNav: Enabled		881 Baxter Drive STE 100
EnvelopeId Stamping: Enabled		SOUTH JORDAN , UT 84095
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		contracts@tvtcapital.com
		IP Address: 67.163.73.99

Record Tracking

Status: Original 7/26/2024 12:16:22 PM	Holder: Contracts Team contracts@tvtcapital.com	Location: DocuSign

Signer Events	Signature	Timestamp
MATTHEW DENNIS LIOTTA matt.liotta@flyvolato.com CEO Volato Security Level: Email, Account Authentication (None)	DocuSigned by: MATTHEW DENNIS LIOTTA 68F4AC8CC39A4D5... Signature Adoption: Pre-selected Style Using IP Address: 73.224.209.170	Sent: 7/26/2024 12:27:23 PM Viewed: 7/26/2024 12:42:15 PM Signed: 7/26/2024 1:02:28 PM

Electronic Record and Signature Disclosure:
Accepted: 7/26/2024 12:42:15 PM
ID: 5d017839-c966-4f44-9388-f2f3049f81ef

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	7/26/2024 12:27:23 PM
Certified Delivered	Security Checked	7/26/2024 12:42:15 PM
Signing Complete	Security Checked	7/26/2024 1:02:28 PM
Completed	Security Checked	7/26/2024 1:02:28 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, TVT (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Electronic Record and Signature Disclosure created on: 4/5/2023 11:12:52 AM Parties agreed to: MATTHEW DENNIS LIOTTA Docusign Envelope ID: A2F4648A-E22F-43F3-8298-47D198F97802

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact TVT : You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by phone call: (888)998-1674 To advise TVT of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from TVT To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with TVT To inform us that you no longer wish to receive future notices and disclosures in electronic format you may: Docusign Envelope ID: A2F4648A-E22F-43F3-8298-47D198F97802

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to contracts@tvtcapital.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:  You can access and read this Electronic Record and Signature Disclosure; and  You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and  Until or unless you notify TVT as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by TVT during the course of your relationship with TVT . Docusign Envelope ID: A2F4648A-E22F-43F3-8298-47D198F97802

DocuSign

Certificate Of Completion

Envelope Id: A2F4648AE22F43F3829847D198F97802		Status: Completed
Subject: Please DocuSign: **$4MM** VOLATO, INC. - INITIALS		
Source Envelope:		
Document Pages: 42	Signatures: 1	Envelope Originator:
Certificate Pages: 4	Initials: 1	Contracts Team
AutoNav: Enabled		881 Baxter Drive STE 100
EnvelopeId Stamping: Enabled		SOUTH JORDAN , UT 84095
Time Zone: (UTC-08:00) Pacific Time (US & Canada)		contracts@tvtcapital.com
		IP Address: 67.163.73.99

Record Tracking

Status: Original 7/26/2024 1:51:52 PM	Holder: Contracts Team contracts@tvtcapital.com	Location: DocuSign

Signer Events	Signature	Timestamp
MATTHEW DENNIS LIOTTA matt.liotta@flyvolato.com CEO Volato Security Level: Email, Account Authentication (None)	DocuSigned by: MATTHEW DENNIS LIOTTA 68F4AC8CC39A4D5... Signature Adoption: Pre-selected Style Using IP Address: 73.224.209.170	Sent: 7/26/2024 1:54:34 PM Resent: 7/26/2024 3:23:05 PM Viewed: 7/26/2024 3:54:44 PM Signed: 7/26/2024 4:16:01 PM

Electronic Record and Signature Disclosure:
Accepted: 7/26/2024 1:55:52 PM
ID: 58538aa6-98f3-4393-9d07-0133f1e028d3

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	7/26/2024 1:54:34 PM
Envelope Updated	Security Checked	7/26/2024 2:15:10 PM
Envelope Updated	Security Checked	7/26/2024 2:15:10 PM
Certified Delivered	Security Checked	7/26/2024 3:54:44 PM
Signing Complete	Security Checked	7/26/2024 4:16:01 PM
Completed	Security Checked	7/26/2024 4:16:01 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE From time to time, TVT (we, us or Company) may be required by law to provide to you certain written notices or disclosures. Described below are the terms and conditions for providing to you such notices and disclosures electronically through the DocuSign system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to this Electronic Record and Signature Disclosure (ERSD), please confirm your agreement by selecting the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. Getting paper copies At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. You will have the ability to download and print documents we send to you through the DocuSign system during and immediately after the signing session and, if you elect to create a DocuSign account, you may access the documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below. Withdrawing your consent If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below. Consequences of changing your mind If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. Further, you will no longer be able to use the DocuSign system to receive required notices and consents electronically from us or to sign electronically documents from us. All notices and disclosures will be sent to you electronically Electronic Record and Signature Disclosure created on: 4/5/2023 11:12:52 AM Parties agreed to: MATTHEW DENNIS LIOTTA

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through the DocuSign system all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us. How to contact TVT : You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows: To contact us by phone call: (888)998-1674 To advise TVT of your new email address To let us know of a change in your email address where we should send notices and disclosures electronically to you, you must send an email message to us at and in the body of such request you must state: your previous email address, your new email address. We do not require any other information from you to change your email address. If you created a DocuSign account, you may update it with your new email address through your account preferences. To request paper copies from TVT To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an email to and in the body of such request you must state your email address, full name, mailing address, and telephone number. We will bill you for any fees at that time, if any. To withdraw your consent with TVT To inform us that you no longer wish to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your signing session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may; ii. send us an email to contracts@tvtcapital.com and in the body of such request you must state your email, full name, mailing address, and telephone number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process.. Required hardware and software The minimum system requirements for using the DocuSign system may change over time. The current system requirements are found here: https://support.docusign.com/guides/signer-guide- signing-system-requirements. Acknowledging your access and consent to receive and sign documents electronically To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please confirm that you have read this ERSD, and (i) that you are able to print on paper or electronically save this ERSD for your future reference and access; or (ii) that you are able to email this ERSD to an email address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format as described herein, then select the check-box next to ‘I agree to use electronic records and signatures’ before clicking ‘CONTINUE’ within the DocuSign system. By selecting the check-box next to ‘I agree to use electronic records and signatures’, you confirm that:  You can access and read this Electronic Record and Signature Disclosure; and  You can print on paper this Electronic Record and Signature Disclosure, or save or send this Electronic Record and Disclosure to a location where you can print it, for future reference and access; and  Until or unless you notify TVT as described above, you consent to receive exclusively through electronic means all notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you by TVT during the course of your relationship with TVT .